CLANCY AND CO., P.L.L.C.
CERTIFIED PUBLIC ACCOUNTANT                 2601 E.THOMAS ROAD PHOENIX, AZ 85016
                                              (602) 266-2646  FAX (602) 224-9496


                                              March 6, 2000


                         CONSENT OF INDEPENDENT AUDITOR
                         ------------------------------

As the independent auditor for Zeta Corporation, I hereby consent to the incorporation by reference in this Form 10SB Statement and any amendments thereto of my report, relating to the financial statements and financial statement schedules of Zeta Corporation for the years ended December 31, 1999 and 1998 included on Form 10SB and amendments. Reports are dated February 15, 2000 for the year ended December 31, 1999 and December 31, 1998




                                   /s/ Clancy and Co., P.L.L.C.